Exhibit 1.1

DATED October 29, 2015

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

and

THE PARTIES LISTED AT ANNEX A HERETO

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT is made the 29th day of October 2015

BETWEEN:-

(1)	GLOBAL INDEMNITY PUBLIC LIMITED COMPANY having its registered office at 25/28 North Wall Quay, Dublin 1, D01 H104, Ireland (the Company); and

(2)	the Investors listed on Annex A hereto (each, an Investor and together, the Investors)

RECITALS

A.	The Company is a public limited company with a share capital of €40,000 and $100,000 divided into 40,000 deferred shares of €1.00 each, 600,000,000 A ordinary shares of $0.0001 each, 300,000,000 B ordinary shares of $0.0001 each and 100,000,000 preferred shares of $0.0001 each.

B.	Each Investor holds the number of A Ordinary Shares and B Ordinary Shares, par values $0.0001 in the capital of the Company (the Shares) as set forth next to such Investor’s name in Annex A, as the same may be amended to reflect adjustments to the allocations set forth therein by notice from Fox Paine & Company, LLC to the Company.

C.	Whereas the Company has informed the Investors of its willingness to redeem Shares held by Investors and the Investors desire to have Shares redeemed as specified in this Agreement.

IT IS HEREBY AGREED as follows:

1.	REDEMPTION

1.1.	Redemption.

On Closing (as defined below), the Company shall, on the terms and subject to the conditions stated herein and pursuant to article 3(h) of the Company’s articles of association and Section 105 of the Companies Act 2014, redeem 8,260,870 Ordinary Shares, comprising the number of A Ordinary Shares and B Ordinary Shares held by each Investor as set forth next to such Investor’s name in Annex A (the Redemption Shares) for an aggregate purchase price equal to the Purchase Price (as defined below) (the Redemption).

1.2.	Purchase Price

The purchase price for the Redemption Shares, payable by the Company on Closing, shall be US$190,000,010 (the Purchase Price).

2.	CLOSING

2.1.	Closing.

The closing of the Redemption (the actual date and time on which such closing occurs, the Closing) will occur on as soon as possible following the date of this Agreement, and in any event no later than November 6, 2015 (or such other date as the parties may in writing agree) (the Closing Date). At the Closing, the following transactions will take place, which transactions will be deemed as having taken place simultaneously and no transaction will be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1.1.	Where the Shares are held in certificated form, each Investor will deliver its share certificate or certificates (the Share Certificates) representing the Redemption Shares to the Company or an agent designated by the Company;

2.1.2.	Where the Shares are held in book entry form, each Investor shall deliver the Shares by way of instruction through the Depositary Trust Company to an account nominated by the Company;

2.1.3.	Subject to payment for the Redemption Shares in accordance with Clause 2.1.5 below, the Company will cancel the Share Certificates (to the extent Shares are held in certificated form);

2.1.4.	Subject to payment for the Redemption Shares in accordance with Clause 2.1.5 below, the Redemption Shares will be redeemed and cancelled in accordance with the Company’s articles of association and all applicable law and the Company’s share register shall be updated accordingly.

2.1.5.	Upon each Investor complying with Clause 2.1.1 or 2.1.2 as applicable, the Company will wire an aggregate amount equal to the Purchase Price by the number of Redeemable Shares held by each Investor in immediately available same day funds to the bank account[s] nominated by such Investor to the Company in writing.

2.1.6.	The Company and the applicable Liquidating Vehicles (as defined below) shall execute and deliver the Additional Redemption Agreement substantially in the form attached as Annex B hereto.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	Each Investor hereby represents warrants to the Company as of the date hereof and as of the Closing that:

3.1.1.	Such Investor has the requisite corporate or limited partnership power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by such Investor, and no other corporate or limited partnership action on the part of such Investor is necessary to authorize the execution and delivery by such Investor of this Agreement and the consummation by it of the transactions contemplated hereby; this Agreement has been duly executed and delivered by such Investor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefor may be brought.

3.1.2.	the Redemption Shares are and will remain until the date of Closing free and clear of all liens, charges, security interests or similar encumbrances and the redemption by the Company of the Redemption Shares will not constitute a breach or violation of, or default under, any agreement, or other instrument by which Investor is bound;

3.1.3.	assuming the accuracy of the representations and warranties of the Company and the performance by the Company of its obligations hereunder in accordance with their terms, at the Closing, the Company will acquire the Redemption Shares free and clear of all liens, charges, security interests and similar encumbrances; and

3.1.4.	no consent or approval by, notice to or registration with, any governmental or administrative authority or board or shareholders or third party is required on the part of Investor in connection with the execution and delivery by Investor of this Agreement or the performance by Investor of his or its obligations hereunder.

3.2.	The Company hereby represents and warrants to Investor as of the date hereof and as of the Closing that:

3.2.1.	the Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its board of directors and the audit committee of its board of directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby; this Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefor may be brought.

3.2.2.	the Company has sufficient distributable reserves for the purposes of the redemption as required by the Companies Act 2014; and

3.2.3.	no consent or approval by, notice to or registration with, any governmental or administrative authority or board or shareholders or third party is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of his or its obligations hereunder.

4.	FURTHER ASSURANCES

Each of the parties hereto agrees to use his or its commercially reasonable efforts at his or its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including (but without limitation), on request by the Company, any Investor or their respective advisers, by executing and granting all consents, resolutions and waivers necessary under applicable law and the Company memorandum and articles of association.

5.	INDEMNIFICATION

Subject to that certain Indemnification Agreement among the Company (or an affiliate or predecessor of the Company) and Fox Paine & Company, LLC (or an affiliate or predecessor of Fox Paine & Company, LLC), each party hereto will indemnify, defend and hold harmless the other party hereto from and against all claims, losses, damages, liabilities and expenses (including without limitation attorneys’ fees) imposed upon or incurred by the other party in connection with, on account of, or as a result of (i) any misrepresentations or breach of any of the representations and warranties made by a party hereto or (ii) the breach of any agreement or obligation of such party contained herein.

6.	MISCELLANEOUS

6.1.

Public Disclosure. Neither the Company nor any of its affiliates shall issue any press releases or make any other public disclosure with respect to this Agreement or the transactions contemplated hereby without the prior review and written consent of Fox Paine & Company LLC, except as required by applicable law, regulation or legal process, including the rules and regulations of any trading exchange on which the Company’s securities are traded.

6.2.	Notices. All notices or other communications required or permitted hereunder will be given in writing and will be deemed sufficient if delivered by hand, facsimiled, or mailed by registered or certified mail, postage prepaid (return receipt requested), to the relevant party at the address set forth above, or such other address as will be furnished in writing by such party, and any such notice or communication will be effective and be deemed to have been given as of the date so delivered or facsimiled or three days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above will be effective and deemed given only upon its receipt.

6.3.	Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party. Notwithstanding the foregoing, each Investor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any entity whose purpose is to (i) continue the holding of such Investor’s assets or (ii) effectuate the liquidation of such Investor’s assets, in each case, whether alone or together with the assets of any other Investor[s] (any such entities in respect of all of the Investors, collectively the Liquidating Vehicle). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns, including the Liquidating Vehicles.

6.4.	Shareholders Agreement. Notwithstanding any provision to the contrary contained in that certain Amended and Restated Shareholders Agreement, dated July 2, 2010, among the Company and the shareholders listed on the signature pages thereto, as amended (the Shareholders Agreement), the Company hereby consents to (i) the transfer of Shares from Shareholders (as defined in the Shareholders Agreement) and/or affiliates of Fox Paine to Liquidating Vehicles and (ii) transfers of Additional Redemption Shares (as defined in the Additional Redemption Agreement) by a party to the Additional Redemption Agreement in compliance with the requirements thereof.

6.5.	Entire Agreement. This Agreement together with the other agreements referred to herein embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. Fox Paine & Company, LLC, Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P., E and A “J” Trust and FPC Investment GP are express third party beneficiaries of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

6.6.	Severability. If any one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

6.7.	Counterparts; Delivery. This Agreement may be executed in two or more counterparts, any of which counterparts may be delivered by facsimile or email transmission in PDF format, all of which will be considered one and the same agreement and each of which will be deemed an original.

6.8.	Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement will survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

6.9.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York without reference to the principles of conflict of laws and the parties hereby submit to the exclusive jurisdiction of the state of New York in connection with any dispute arising in connection with this Agreement or the transactions contemplated by this Agreement.

AS WITNESS this agreement has been signed by or on behalf of the parties hereto the day and year first before written.

[Signature page follows]

Signed by	)
)
For and on behalf of	)	By:	/s/ Thomas M. McGeehan
GLOBAL INDEMNITY PUBLIC LIMITED COMPANY	)

		Name:	Thomas M. McGeehan

		Title:	Chief Financial Officer

[Signature Page to the Redemption Agreement]

Signed by	)
	)	By:	/s/ Saul Fox
For and on behalf of	)
U.N. Holdings (Cayman), Ltd.	)

		Name:	Saul Fox

		Title:	Director

[Signature Page to the Redemption Agreement]

Signed by	)
	)	By:	/s/ Saul Fox
For and on behalf of	)
U.N. Holdings (Cayman) II, Ltd.	)

		Name:	Saul Fox

		Title:	Director

[Signature Page to the Redemption Agreement]

Signed by		)
		)	By:	/s/ Saul Fox
For and on behalf of		)
UN Co-Investment Fund I (Cayman), L.P.		)
General Partner:			Name:	Saul Fox

Fox Paine Capital Co-Investors International GP, Ltd., its general partner			Title:	Director
By:	FP International LPH, L.P., its sole shareholder
By:	Fox Paine International GP, Ltd., its general partner

[Signature Page to the Redemption Agreement]

Signed by		)
		)	By:	/s/ Saul Fox
For and on behalf of		)
UN Co-Investment Fund II (Cayman), L.P.		)
General Partner:			Name:	Saul Fox

Fox Paine Capital Co-Investors International GP, Ltd., its general partner			Title:	Director
By:	FP International LPH, L.P., its sole shareholder
By:	Fox Paine International GP, Ltd., its general partner

[Signature Page to the Redemption Agreement]

Signed by		)
		)	By:	/s/ Saul Fox
For and on behalf of		)
UN Co-Investment Fund III (Cayman), L.P.		)
General Partner:			Name:	Saul Fox

Fox Paine Capital Co-Investors International GP, Ltd., its general partner			Title:	Director
By:	FP International LPH, L.P., its sole shareholder
By:	Fox Paine International GP, Ltd., its general partner

[Signature Page to the Redemption Agreement]

Signed by		)
		)	By:	/s/ Saul Fox
For and on behalf of		)
UN Co-Investment Fund IV (Cayman), L.P.		)
General Partner:			Name:	Saul Fox

Fox Paine Capital Co-Investors International GP, Ltd., its general partner			Title:	Director
By:	FP International LPH, L.P., its sole shareholder
By:	Fox Paine International GP, Ltd., its general partner

[Signature Page to the Redemption Agreement]

Signed by		)
		)	By:	/s/ Saul Fox
For and on behalf of		)
UN Co-Investment Fund VII (Cayman), L.P.		)
General Partner:			Name:	Saul Fox

Fox Paine Capital Co-Investors International GP, Ltd., its general partner			Title:	Director
By:	FP International LPH, L.P., its sole shareholder
By:	Fox Paine International GP, Ltd., its general partner

[Signature Page to the Redemption Agreement]

Signed by		)
		)	By:	/s/ Saul Fox
For and on behalf of		)
UN Co-Investment Fund IX (Cayman), L.P.		)
General Partner:			Name:	Saul Fox

Fox Paine Capital Co-Investors International GP, Ltd., its general partner			Title:	Director
By:	FP International LPH, L.P., its sole shareholder
By:	Fox Paine International GP, Ltd., its general partner

[Signature Page to the Redemption Agreement]

Annex A

Investors

Name	A Ordinary Shares	B Ordinary Shares

U.N. Holdings (Cayman), Ltd.	535,059 A Ordinary Shares	263,393 B Ordinary Shares

U.N. Holdings (Cayman) II, Ltd.	2,937,795 A Ordinary Shares	3,788,969 B Ordinary Shares

U.N. Co-Investment Fund I (Cayman), L.P.	129,678 A Ordinary Shares	259,290 B Ordinary Shares

U.N. Co-Investment Fund II (Cayman), L.P.	101,364 A Ordinary Shares	205,717 B Ordinary Shares

U.N. Co-Investment Fund III (Cayman), L.P.	12,529 A Ordinary Shares	0 B Ordinary Shares

U.N. Co-Investment Fund IV (Cayman), L.P.	6,424 A Ordinary Shares	13,038 B Ordinary Shares

U.N. Co-Investment Fund VII (Cayman), L.P.	0 A Ordinary Shares	1,775 B Ordinary Shares

U.N. Co-Investment Fund IX (Cayman), L.P.	1,927 A Ordinary Shares	3,912 B Ordinary Shares

Grand Total:	8,260,870 A Ordinary Shares and B Ordinary Shares

Annex B

Form of Additional Redemption Agreement

DATED [    ] 2015

FORM OF

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

and

THE PARTIES LISTED AT ANNEX A HERETO

ADDITIONAL REDEMPTION AGREEMENT

This ADDITIONAL REDEMPTION AGREEMENT is made the [●] day of [●] 2015, (the “Agreement”)

BETWEEN:-

(1)	GLOBAL INDEMNITY PUBLIC LIMITED COMPANY having its registered office at 25/28 North Wall Quay, Dublin 1, D01 H104, Ireland (the “Company”); and

(2)	the Investors listed on Annex A hereto (each, an “Investor” and together, the “Investors”)

RECITALS

A.	The Company is a public limited company with a share capital of €40,000 and $100,000 divided into 40,000 deferred shares of €1.00 each, 600,000,000 A ordinary shares of $0.0001 each, 300,000,000 B ordinary shares of $0.0001 each and 100,000,000 preferred shares of $0.0001 each.

B.	The Company and the Investors (or their predecessors in interest) previously executed that certain Redemption Agreement dated October 29, 2015 (the “Redemption Agreement”).

C.	The Company and the Investors (or their predecessors in interest) closed on the share redemption pursuant to the Redemption Agreement on [ ], 2015 (the “Initial Redemption Closing”).

D.	Each Investor holds the number of A Ordinary Shares, par values $0.0001 in the capital of the Company (the “Shares”) which were not purchased pursuant to the Redemption Agreement, and are as set forth next to such Investor’s name in Annex A hereto.

E.	Whereas the Company has informed the Investors of its potential willingness to redeem Shares held by Investors and the Investors have agreed to have Shares redeemed, subject to the terms of this Agreement.

IT IS HEREBY AGREED as follows:

1.	REDEMPTION

1.1.	Redemption.

On one or more Additional Closings (as defined below), the Company, at its discretion, may, on the terms and subject to the conditions stated herein and pursuant to article 3(h) of the Company’s articles of association and Section 105 of the Companies Act 2014, redeem up to an aggregate of [2,601,613]1 A Ordinary Shares held by the Investors and listed on Annex A hereto (the “Additional Redemption Shares”) for a purchase price per share equal to the Purchase Price (as defined below) (the “Additional Redemptions”). At each such Additional Closing, the Company may elect to purchase a portion or all of the shares set forth next to each Investor’s names in Annex A, up to the total amount of shares listed; provided, any such redemption shall be performed on a pro rata basis among the Investors, based on the number of remaining A Ordinary Shares held by the Investors set forth in Annex A hereto.

1.2.	Purchase Price

The purchase price for each Additional Redemption Share, payable by the Company on the Additional Closing, shall be US$23.00 per share, which amount shall be increased by 0.25% of US$23.00 on the monthly anniversary of the Initial Redemption Closing (the “Purchase Price”).

[1]	The number of Shares that may be redeemed may be increased.

2.	CLOSING

2.1.	Closing.

The Company may, at its discretion, at any time before the Additional Closing Date (as defined below) redeem any of the Additional Redemption Shares subject to the terms of this Agreement. In no event will the Company be obligated to purchase Additional Redemption Shares.

The closing of the Additional Redemptions may occur on one or more dates (the actual date and time on which such closings occur, the “Additional Closing”) upon notice given to the Investors, not less than one business day in advance of each applicable Additional Closing, but in no event shall an Additional Closing occur later than December 31, 2019 without the consent of the applicable Investors (the “Additional Closing Date”). At any Additional Closing, the following transactions will take place, which transactions will be deemed as having taken place simultaneously and no transaction will be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1.1.	Where the Shares are held in certificated form, each of the Investors will deliver its share certificate or certificates (the “Share Certificates”) representing the Additional Redemption Shares to the Company or an agent designated by the Company;

2.1.2.	Where the Shares are held in book entry form, each of the Investors shall deliver the Shares by way of instruction through the Depositary Trust Company to an account nominated by the Company;

2.1.3.	Subject to payment for the Additional Redemption Shares in accordance with Clause 2.1.5 below, the Company agent will cancel the Share Certificates (to the extent Shares are held in certified form).

2.1.4.	Subject to payment for the Additional Redemption Shares in accordance with Clause 2.1.5 below, the Additional Redemption Shares will be redeemed and cancelled in accordance with the Company’s articles of association and all applicable law and the Company’s share register shall be updated accordingly.

2.1.5.	Upon each of the Investors complying with Clause 2.1.1 or 2.1.2 as applicable, the Company will wire an aggregate amount equal to the product of the Purchase Price and the number of additional Redeemable Shares held by each Investor that the Company elects to redeem, in immediately available same day funds to the bank account[s] nominated by such Investor to the Company in writing.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	Each Investor hereby represents and warrants to the Company as of the date hereof and as of each Additional Closing that:

3.1.1.

Such Investor has the requisite corporate or limited partnership power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby have been duly authorized by such Investor, and no other corporate or limited partnership action on the part of such Investor is necessary to authorize the execution and delivery by such Investor of this Agreement and the consummation by it of the transactions contemplated hereby; this Agreement has been duly executed and delivered by such Investor and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.1.2.	the Additional Redemption Shares are and will remain until the date of the Additional Closing free and clear of all liens, charges, security interests or similar encumbrances and the redemption by the Company of the Additional Redemption Shares will not constitute a breach or violation of, or default under, any agreement, or other instrument by which Investor is bound;

3.1.3.	assuming the accuracy of the representations and warranties of the Company and the performance by the Company of its obligations hereunder in accordance with their terms, at the Additional Closing, the Company will acquire the Additional Redemption Shares free and clear of all liens, charges, security interests and similar encumbrances; and

3.1.4.	no consent or approval by, notice to or registration with, any governmental or administrative authority or board or shareholders or third party is required on the part of Investor in connection with the execution and delivery by Investor of this Agreement or the performance by Investor of his or its obligations hereunder.

3.2.	The Company hereby represents and warrants to Investor as of the date hereof and as of each Additional Closing that:

3.2.1.	the Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its board of directors and the audit committee of its board of directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby; this Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.2.2.	the Company has sufficient distributable reserves for the purposes of the redemption as required by the Companies Act 2014; and

3.2.3.	no consent or approval by, notice to or registration with, any governmental or administrative authority or board or shareholders or third party is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of his or its obligations hereunder.

4.	TRANSFER RESTRICTIONS

Each Investor hereby agrees that the Additional Redemption Shares may not be transferred, directly or indirectly, including to any limited partner, beneficiary or equity holder of such Investor other than: (i) to the Company pursuant to an Additional Redemption or other redemption or repurchase by or on behalf of the Company; (ii) in a secondary offering to which the Company has consented pursuant to Section 5 hereof (or, in the case of a secondary offering covering all Additional Redemption Shares, a distribution by an Investor to those of its limited partners, beneficiaries or equity holders electing to have the Additional Redemption Shares allocable to their interest in the Investor excluded from secondary offering (the Excluded Shares) of such limited partners’, beneficiaries’ or equity holders’ Excluded Shares); or (iii) the distribution by an Investor of Additional Redemption Shares to its limited partners, beneficiaries and equity holders on or after December 31, 2019.

Notwithstanding any provision to the contrary contained in that certain Amended and Restated Shareholders Agreement, dated July 2, 2010, among the Company and the shareholders listed on the signature pages thereto, as amended (the Shareholders Agreement), the Company hereby consents to the transfer of Additional Redemption Shares by any Investor in compliance with the requirements of this Agreement.

5.	FURTHER ASSURANCES

Each of the parties hereto agrees to use his or its commercially reasonable efforts at his or its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, if the Company elects to consummate an Additional Redemption, including (but without limitation), on request by the Company, any Investor or their respective advisers, by executing and granting all consents, resolutions and waivers necessary under applicable law and the Company memorandum and articles of association.

If requested by the Investors that the Additional Redemption Shares be registered, the Company will consider registering the Additional Redemption Shares for resale in a secondary offering.

6.	INDEMNIFICATION

Subject to that certain Indemnification Agreement among the Company (or an affiliate or predecessor of the Company) and Fox Paine & Company, LLC (or an affiliate or predecessor of Fox Paine & Company, LLC), each party hereto will indemnify, defend and hold harmless the other party hereto from and against all claims, losses, damages, liabilities and expenses (including without limitation attorneys’ fees) imposed upon or incurred by the other party in connection with, on account of, or as a result of (i) any misrepresentations or breach of any of the representations and warranties made by a party hereto or (ii) the breach of any agreement or obligation of such party contained herein.

7.	MISCELLANEOUS

7.1.	Public Disclosure. Neither the Company nor any of its affiliates shall issue any press releases or make any other public disclosure with respect to this Agreement or the transactions contemplated hereby without the prior review and written consent of Fox Paine & Company LLC, except as required by applicable law, regulation or legal process, including the rules and regulations of any trading exchange on which the Company’s securities are traded.

7.2.	Notices. All notices or other communications required or permitted hereunder will be given in writing and will be deemed sufficient if delivered by hand, facsimiled, or mailed by registered or certified mail, postage prepaid (return receipt requested), to the relevant party at the address set forth above, or such other address as will be furnished in writing by such party, and any such notice or communication will be effective and be deemed to have been given as of the date so delivered or facsimiled or three days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above will be effective and deemed given only upon its receipt.

7.3.	Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

7.4.	Entire Agreement. This Agreement together with the other agreements referred to herein embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. Fox Paine & Company, LLC is an express third party beneficiary of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

7.5.	Severability. If any one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

7.6.	Counterparts; Delivery. This Agreement may be executed in two or more counterparts, any of which counterparts may be delivered by facsimile or email transmission in PDF format, all of which will be considered one and the same agreement and each of which will be deemed an original.

7.7.	Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement will survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

7.8.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York without reference to the principles of conflict of laws and the parties hereby submit to the exclusive jurisdiction of the state of New York in connection with any dispute arising in connection with this Agreement or the transactions contemplated by this Agreement.

AS WITNESS this agreement has been signed by or on behalf of the parties hereto the day and year first before written.

[Signature page follows]

Signed by	)
)
For and on behalf of	)	By:
GLOBAL INDEMNITY PUBLIC LIMITED COMPANY	)

Name:

Title:

[Signature Page to the Additional Redemption Agreement]

By:
Signed by	)
)
For and on behalf of [●]	)	Name:
)
Title:

[Signature Page to the Additional Redemption Agreement]

Annex A

Investors

Name	A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

[ ] A Ordinary Shares

Grand Total:	2,601,613 A Ordinary Shares

[Signature Page to the Additional Redemption Agreement]